Exhibit 31.2

CERTIFICATION PURSUANT TO

RULE 13a-14(a) OR RULE 15d-14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

I, Charles F. Cargile, certify that:

1.              I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Newport Corporation; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 24, 2016

/s/ Charles F. Cargile
Charles F. Cargile
Senior Vice President, Chief Financial Officer
and Treasurer (Principal Financial Officer)